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                                                                     EXHIBIT 8.1

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                                     HERRICK, FEINSTEIN LLP
                                 A LIMITED LIABILITY PARTNERSHIP
                                          2 PARK AVENUE
                                      NEW YORK, N.Y. 10016
      104 CARNEGIE CENTER                (212) 592-1400              FACSIMILE:
  PRINCETON, N.J. 08540-6232                                       (212) 889-7577
   TELEPHONE: (609) 452-3800
   FACSIMILE: (609) 520-9095
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                                                                    June 8, 1999

Box Hill Systems Corp.
161 Avenue of the Americas
New York, New York 10013

Ladies and Gentlemen:

     This opinion is being delivered to you in connection with the Form S-4 Registration Statement (the "Registration Statement") filed pursuant to the Agreement and Plan of Merger dated as of April 29, 1999 (the "Merger Agreement") by and among Box Hill Systems Corp., a New York corporation ("Parent"), BH Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Artecon, Inc., a Delaware corporation (the "Company").

     Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

     We have acted as counsel to the Parent and Merger Sub in connection with the Merger. We understand that Cooley Godward LLP, counsel to the Company, will be rendering an opinion to the Company, substantially similar to this opinion. For the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

     (a) the Merger Agreement;

     (b) those certain tax representation letters dated June 3, 1999 and delivered to us by Parent, Merger Sub and the Company containing certain representations of Parent, Merger Sub and the Company (the "Tax Representation Letters"); and

     (c) such other instruments and documents related to the formation, organization and operation of Parent, Merger Sub and the Company and related to the consummation of the Merger and the other transactions contemplated by the Merger Agreement as we have deemed necessary or appropriate;

     In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

     a) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Time) duly and validly
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HERRICK, FEINSTEIN LLP

Box Hill Systems Corp.
June 8, 1999
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        executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

     b) All representations, warranties and statements made or agreed to by Parent, Merger Sub and the Company, their managements, employees, officers, directors and stockholders in connection with the Merger, including, but not limited to, those set forth in the Merger Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times;

     c) All covenants contained in the Merger Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

     d) The Merger will be reported by Parent and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below; and

     e) Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.

     Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a reorganization within the meaning of Section 368 of the Code.

     In addition to your request for our opinion on this specific matter of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement. We have reviewed the discussion entitled "Material Federal Income Tax Consequences" contained in the Registration Statement and believe that, insofar as it relates to statements of law and legal conclusions, is correct in all material respects.

     This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. No opinion is expressed as to the federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax, banks, tax-exempt organizations, non-United States persons, and stockholders who acquired their shares of Company capital stock pursuant to the exercise of options or otherwise as compensation or who hold their Company capital stock as part of a straddle or risk reduction transaction).

     No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement, or as to any transaction whatsoever, including the Merger, if all of the transactions described in the Merger Agreement are not consummated in accordance
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HERRICK, FEINSTEIN LLP

Box Hill Systems Corp.
June 8, 1999
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with the terms of the Merger Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

     This opinion only represents and is based upon our best judgment regarding the application of the federal income tax laws under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws or any material change with respect to any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied.

     This opinion is being delivered solely in connection with the filing of the Registration Statement. It is intended solely for the benefit of the Parent and the Stockholders of the Parent and may not be relied upon or utilized for any other purpose or by any other person any may not be made available to any other person without our prior written consent.

     We consent to the reference to our firm under the caption "Material Federal Income Tax Consequences" in the Proxy Statement included in the Registration Statement and to the reproduction and filing of this opinion as an exhibit to the Registration Statement.

                                          Sincerely,

                                          HERRICK, FEINSTEIN LLP